AMENDMENT NO. 4 TO
AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST
OF AMERICAN CENTURY CALIFORNIA TAX-FREE AND MUNICIPAL FUNDS

THIS AMENDMENT NO. 4 TO AMENDED AND RESTATED AGREEMENT AND
DECLARATION OF TRUST is made as of the 16th day of February,
2010, by the Trustees hereunder.

WHEREAS, the Board of Trustees have determined that it is
in the best interests of American Century California Tax-Free and Municipal Funds (the “Trust”) to add an Institutional Class
of shares of the series titled California Long-Term Tax-Free Fund, California Tax-Free
Bond Fund and California High-Yield Municipal Fund; and

WHEREAS, the Board of Trustees have determined that it is in the best interests of the Trust to add an A Class of shares and
a C Class of shares of the series titled California Tax-Free Bond Fund.

NOW, THEREFORE, BE IT RESOLVED, each of the aforementioned actions shall take effect as of March 1, 2010; and

FURTHER RESOLVED, that Schedule A of the Amended and Restated
Agreement and Declaration of Trust for the Trust is hereby
amended to reflect such actions by deleting the text thereof in its entirety and inserting in lieu therefore the Schedule A attached hereto.

IN WITNESS WHEREOF, a majority of the Trustees do hereto set their hands as of the date first referenced above.

Trustees of the American Century California Tax-Free and Municipal Funds

/s/Jonathan S. Thomas   /s/Peter F. Pervere
Jonathan S. Thomas   Peter F. Pervere

/s/John Freidenrich   /s/Myron S. Scholes
John Freidenrich   Myron S. Scholes

/s/Ronald J. Gilson   /s/John B. Shoven
Ronald J. Gilson   John B. Shoven

/s/Frederick L.A. Grauer  /s/Jeanne D. Wohlers
Frederick L.A. Grauer   Jeanne D. Wohlers

SCHEDULE A

American Century California Tax-Free and Municipal Funds

Pursuant to Article III, Section 6, the Trustees hereby establish and designate the following Series as Series of the Trust (and the Classes thereof), with the relative rights and preferences as described in Section 6:

Series      Class  Date of Establishment

California Tax-Free Money Market Fund  Investor Class  11/09/1983

California Tax-Free Bond Fund   Investor Class  11/09/1983
      Institutional Class 03/01/2010
      A Class   03/01/2010
      C Class   03/01/2010

California Long-Term Tax-Free Fund  Investor Class  11/09/1983
      Institutional Class 03/01/2010
      A Class   09/27/2007
      B Class   09/27/2007
      C Class   09/27/2007

California High-Yield Municipal Fund  Investor Class  12/30/1986
      Institutional Class 03/01/2010
      A Class   05/08/2002
      B Class   05/08/2002
      C Class   05/01/2001

This Schedule A shall supersede any previously adopted Schedule A to the Declaration of Trust.